UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 8, 2008

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management of SAIC, Inc. (Company) has determined that the Company underpaid income taxes by approximately $27 million due to a previously undetected transcription error made in the determination of taxes owed from the March 2006 sale of the Company’s subsidiary, Telcordia Technologies, Inc. (Telcordia). The error resulted in certain misstatements in the Company’s previously issued consolidated financial statements. These misstatements relate to accounting for the sale of Telcordia, which is presented as part of discontinued operations in the Company’s consolidated financial statements for the 2005 fiscal year and for all subsequent quarterly and annual periods. Since it affects only discontinued operations, the error does not impact the Company’s results from continuing operations in fiscal years 2005 through 2008 or in the current 2009 fiscal year. The expected impact of the error on the Company’s results from discontinued operations for the current fiscal year 2009 is that approximately $2 million in interest expense will be reflected in the Company’s results from discontinued operations for interest on the unpaid taxes.

Although the error impacts results from discontinued operations principally for the 2005 fiscal year, it also affects balances in equity, taxes payable and results of discontinued operations in fiscal years 2006 through 2008 and in the Company’s first quarter of fiscal year 2009. Based on management’s recommendation, on August 8, 2008, the Company’s Audit Committee concluded that it is appropriate to restate the consolidated financial statements for fiscal years 2006 through 2008 that are included in the Company’s most recent Annual Report on Form 10-K for fiscal year 2008 and to restate the consolidated financial statements for the first quarter of fiscal year 2009 included in the Company’s Quarterly Report on Form 10-Q to properly reflect the impacts of the error in the proper periods. Accordingly, the Company’s consolidated financial statements for fiscal years 2006 through 2008 (and the related reports of Deloitte & Touche LLP, the Company’s independent registered public accounting firm) and for the first quarter of fiscal year 2009 should no longer be relied upon. The Company expects to complete the restatement of those financial statements and to file them with the Securities and Exchange Commission on amended Forms 10-K and 10-Q in early September 2008 and no later than the date on which the Company files its Quarterly Report on Form 10-Q for the second quarter of fiscal year 2009. These matters have been discussed by management and the Audit Committee with Deloitte & Touche LLP.

In the Company’s consolidated financial statements to be included in the amended Forms 10-K and 10-Q, it is expected that income taxes payable will be increased by approximately $27 million due to the error plus the appropriate amount of interest for each fiscal year from 2006 through 2008 and for the first quarter of fiscal year 2009. In addition, the appropriate amount of interest will be recorded in each subsequent period until the taxes are paid to the Internal Revenue Service and appropriate state taxing authorities. The underpaid income taxes and related interest are expected to be paid in the third or fourth quarter of fiscal year 2009. The error relating to the unpaid income taxes was recently discovered by Company personnel following an inquiry made during a routine Internal Revenue Service audit of the Company’s 2005 and 2006 federal income tax returns. After this discovery, the Company conducted an internal review of the events relating to the error, including interviews of personnel and outside advisers involved at the time, and based on the review believes the error was unintentional in nature. As such, the Company expects that it will not be assessed any penalties in connection with this underpayment of income taxes. The internal review confirmed that the error was not identified by the personnel involved in the calculation of taxes at the time or through internal controls in place at the time when the financial statements were prepared in fiscal year 2005. The error principally involved transcribing incorrect amounts from prior tax returns in the calculation of Telcordia’s tax basis used in the determination of the taxable gain on the sale of Telcordia, resulting in an overstatement of tax basis and underpayment of taxes.

The principal effects of the error and two other corrections related to the calculation of the gain on the sale of Telcordia on the Company’s consolidated financial statements are as follows:

•

An overstatement of federal deferred tax assets and an associated understatement of provision for federal income taxes from discontinued operations in the amount of approximately $25 million as of and for the year ended January 31, 2005. The error caused the overstated amount of a federal deferred tax asset to be recorded at January 31, 2005, after an acquisition agreement for the sale of Telcordia had been signed in fiscal year 2005 and before the closing of the sale in fiscal year 2006.

•

An understatement of the provision for state income taxes from discontinued operations in the amount of approximately $2 million for the year ended January 31, 2006. The error caused an understated amount of state tax expense to be recorded for the year ended January 31, 2006, upon completion of the sale of Telcordia in fiscal year 2006.

•

An understatement of the provision for income taxes from discontinued operations in the amount of approximately $1 million and $2 million for the years ended January 31, 2007 and 2008, respectively. This impact for fiscal years 2007 and 2008 results from interest owed on the previously unrecorded federal and state tax obligations. The unrecorded interest on these tax obligations for the three months ended April 30, 2008 was nominal.

•

Two corrections to the provision for income taxes from discontinued operations to move approximately $3 million from the three months ended April 30, 2008 to the year ended January 31, 2006 and approximately $3 million from the year ended January 31, 2008 to the year ended January 31, 2006, in order to move these previously recognized amounts to the proper periods.

•

An overstatement of stockholders’ equity and an understatement of income tax obligations related to the sale of Telcordia of approximately $33 million, $34 million, $33 million and $30 million at January 31, 2006, January 31, 2007, January 31, 2008 and April 30, 2008, respectively. These amounts reflect the cumulative impact of the items noted above, which were caused by the error.

The following tables illustrate the estimated effects of the error and two other corrections related to the calculation of the gain on the sale of Telcordia on the Company’s consolidated financial statements as of and for the years ended January 31, 2006, 2007 and 2008 and as of and for the three months ended April 30, 2008:

Consolidated Statement of Income Items

(Unaudited)

(in millions, except for per share data)

Three Months Ended April 30, 2008

	As Previously Reported	Adjustments	As Restated
Discontinued operations:
Provision for income taxes	$2	$(3)	$(1)
Income (loss) from discontinued operations	(4)	3	(1)
Net income	100	3	103
Earnings per share:
Basic:
Income from continuing operations	$.26	$—	$.26
Income (loss) from discontinued operations	(.01)	.01	—

	$.25	$.01	$.26

Diluted:
Income from continuing operations	$.25	$—	$.25
Income (loss) from discontinued operations	(.01)	.01	—

	$.24	$.01	$.25

Year Ended January 31, 2008
	As Previously Reported	Adjustments	As Restated
Discontinued operations:
Provision for income taxes	$9	$(1)	$8
Income from discontinued operations	29	1	30
Net income	415	1	416
Earnings per share:
Basic:
Income from continuing operations	$.96	$—	$.96
Income from discontinued operations	.07	—	.07

	$1.03	$—	$1.03

Diluted:
Income from continuing operations	$.93	$—	$.93
Income from discontinued operations	.07	—	.07

	$1.00	$—	$1.00

Year Ended January 31, 2007

	As Previously Reported	Adjustments	As Restated
Discontinued operations:
Provision for income taxes	$5	$1	$6
Income from discontinued operations	26	(1)	25
Net income	391	(1)	390
Earnings per share:
Basic:
Income from continuing operations	$1.04	$—	$1.04
Income from discontinued operations	.07	—	.07

	$1.11	$—	$1.11

Diluted:
Income from continuing operations	$1.00	$—	$1.00
Income from discontinued operations	.07	—	.07

	$1.07	$—	$1.07

Year Ended January 31, 2006

	As Previously Reported	Adjustments	As Restated
Discontinued operations:
Provision for income taxes	$299	$8	$307
Income from discontinued operations	592	(8)	584
Net income	927	(8)	919
Earnings per share:
Basic:
Income from continuing operations	$.96	$—	$.96
Income from discontinued operations	1.70	(.02)	1.68

	$2.66	$(.02)	$2.64

Diluted:
Income from continuing operations	$.93	$—	$.93
Income from discontinued operations	1.65	(.02)	1.63

	$2.58	$(.02)	$2.56

Consolidated Balance Sheet Items

(Unaudited)

(in millions)

April 30, 2008

	As Previously Reported	Adjustments	As Restated
Income taxes payable	$55	$32	$87
Total current liabilities	1,688	32	1,720
Other long-term liabilities	154	(2)	152
Additional paid-in capital	1,832	(30)	1,802
Retained earnings	—	—	—
Total stockholders’ equity	1,809	(30)	1,779

January 31, 2008
	As Previously Reported	Adjustments	As Restated
Income taxes payable	$29	$35	$64
Total current liabilities	1,832	35	1,867
Other long-term liabilities	150	(2)	148
Additional paid-in capital	1,836	(32)	1,804
Retained earnings	88	(1)	87
Total stockholders’ equity	1,901	(33)	1,868

January 31, 2007
	As Previously Reported	Adjustments	As Restated
Income taxes payable	$73	$34	$107
Total current liabilities	1,666	34	1,700
Additional paid-in capital	1,557	(34)	1,523
Retained earnings	6	—	6
Total stockholders’ equity	1,536	$(34)	1,502

Consolidated Statement of Cash Flows Items

(Unaudited)

(in millions)

Three Months Ended April 30, 2008

	As Previously Reported	Adjustments	As Restated
Cash flows from operations:
Net income	$100	$3	$103
(Income) loss from discontinued operations	4	(3)	1
Total cash flows provided by operations	13	—	13

Year Ended January 31, 2008
	As Previously Reported	Adjustments	As Restated
Cash flows from operations:
Net income	$415	$1	$416
Income from discontinued operations	(29)	(1)	(30)
Total cash flows provided by operations	345	—	345

Year Ended January 31, 2007
	As Previously Reported	Adjustments	As Restated
Cash flows from operations:
Net income	$391	$(1)	$390
Income from discontinued operations	(26)	1	(25)
Total cash flows provided by operations	693	—	693

Year Ended January 31, 2006
	As Previously Reported	Adjustments	As Restated
Cash flows from operations:
Net income	$927	$(8)	$919
Income from discontinued operations	(592)	8	(584)
Total cash flows provided by operations	573	—	573

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements involve a number of risks and uncertainties. A number of factors could cause the Company’s actual results, performance or results to be materially different from any future results, performance, or results expressed or implied by these forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended January 31, 2008, and other filings that the Company makes with the SEC from time to time. Due to these uncertainties and risks, readers of this Current Report on Form 8-K are cautioned not to place undue reliance on such forward-looking statements, which speak only as of August 13, 2008. The Company disclaims any duty to update any forward-looking statement in this Current Report on Form 8-K to reflect subsequent events, actual results or changes in the Company’s expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIC, Inc.

Date: August 13, 2008	By:	/s/ Douglas E. Scott
Douglas E. Scott

	Its:	Executive Vice President, General Counsel and Secretary